Exhibit (14)(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to our firm in this Registration Statement on Form N-14 of Alpha Architect Tail Risk ETF, a series of EA Series Trust, under the headings “Independent Registered Public Accounting Firm” in the Proxy Statement/Prospectus.

COHEN & COMPANY, LTD.

Milwaukee, Wisconsin

November 23, 2022